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                                                                      EXHIBIT 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-47851, 333-47843, 333-47059, and 333-46991) of
FlexiInternational Software, Inc. of our report dated January 26, 1999, except as to Note 13 which is as of February 26, 1999, appearing on page F-2 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-19 of this Form 10-K.



PricewaterhouseCoopers LLP
March 19, 1999
Stamford, Connecticut